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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) of Denali Incorporated pertaining to the Denali Incorporated 1997 Incentive Stock Option Plan of our report dated February 5, 1996, with respect to the consolidated financial statements of SEFCO, Inc. in the Registration Statement (Form S-1 No. 333-36857) of Denali Incorporated as filed with the Securities and Exchange Commission.


                                                 GAYNOR AND FAWCETT, INC.




Tulsa, Oklahoma
May 1, 1998